Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Aug. 15, 2018

PEABODY ANNOUNCES AGREEMENT TO REPURCHASE $300 MILLION IN

BTU SHARES DIRECTLY FROM ENTITIES ADVISED BY ELLIOTT MANAGEMENT

ST. LOUIS, Aug. 15, 2018 – Peabody (NYSE: BTU) today announced that it has signed a definitive agreement to repurchase $300 million of Peabody common stock directly from entities advised by Elliott Management at a price of $41.82 per share, representing a 1.7 percent discount from the closing price on Aug. 13, 2018. The repurchase represents 5.9 percent of the company’s shares outstanding and is being made under Peabody’s $1 billion authorized repurchase program. Repurchases now total $875 million since the company’s shareholder return program was initiated in August 2017. Closing is expected on or about Aug. 21, 2018, subject to customary conditions.

“Peabody continues to generate substantial earnings, convert those earnings into cash in significant quantities and return cash to shareholders through a robust and expanded capital returns program,” said Peabody President and Chief Executive Officer Glenn Kellow. “This repurchase represents another key milestone in our shareholder returns, and the buyback has the benefits of being accretive to shareholders while maintaining our strong financial position.”

In the past month, Peabody has increased its dividend per share, completed a bond indenture amendment process to accommodate greater shareholder returns, and brought its total shares repurchased in the past year to 22.8 million shares, representing nearly 17 percent of fully converted shares outstanding in August 2017.

Peabody (NYSE: BTU) is the leading global pure-play coal company and a member of the Fortune 500, serving power and steel customers in more than 25 countries on six continents. Peabody offers significant scale, high-quality assets, and diversity in geography and products. Peabody is guided by seven core values: safety, sustainability, leadership, customer focus, integrity, excellence and people. For further information, visit PeabodyEnergy.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the securities laws. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words or variation of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” “targets,” “would,” “will,” “should,” “goal,” “could” or “may” or other similar expressions. Forward-looking statements provide management’s current expectations or predictions of future conditions, events or results. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. They may include estimates of revenues, income, earnings per share, cost savings, capital expenditures, dividends, share repurchases, liquidity, capital structure, market share, industry volume, or other financial items, descriptions of management’s plans or objectives for future operations, or descriptions of assumptions underlying any of the above. All forward-looking statements speak only as of the date they are made and reflect the company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance or events. Furthermore, the company disclaims any obligation to publicly update or revise any forward-looking statement, except as required by law. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, a variety of economic, competitive and regulatory factors, many of which are beyond the company’s control. Such factors are described in our Annual Report on Form 10-K, as well as additional factors we may describe from time to time in other filings with the SEC. You may get such filings for free at our website at www.peabodyenergy.com. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

Contact:

Vic Svec

314.342.7768